Exhibit 21.1

List of Direct and Indirect Subsidiaries of Nelnet, Inc. as of December 31, 2014

	Name	Organized in	Relationship to Nelnet Inc.	Percentage Ownership
1	National Education Loan Network, Inc.	Nevada	Direct Subsidiary	100%
2	Nelnet Capital LLC	Nebraska	Direct Subsidiary	100%
3	Nelnet Guarantor Solutions, LLC (formerly Nelnet Guarantee Services LLC; formerly GuaranTec LLP)	Florida	Indirect Subsidiary	100%
4	National Higher Education Loan Program, Inc.	Nebraska	Indirect Subsidiary	100%
5	5280 Solutions LLC (f/k/a Nelnet Technology Services LLC) (d/b/a Idaho Financial Associates, Charter Account Systems and 5280 Solutions)	Colorado	Indirect Subsidiary	100%
6	Health Education Solutions, Inc. (f/k/a ClassCredit, Inc.)	Florida	Indirect Subsidiary	100%
7	EFS Finance Co., LLC	Nebraska	Indirect Subsidiary	100%
8	Nelnet Management Corporation-1 (formerly Nelnet Student Loan Warehouse Corporation – 1)	Nevada	Indirect Subsidiary	100%
9	Nelnet Student Loan Funding Management Corporation	Nevada	Indirect Subsidiary	100%
10	Nelnet Student Loan Funding, LLC	Delaware	Indirect Subsidiary	100%
11	NHELP-I, LLC	Delaware	Indirect Subsidiary	100%
12	Nelnet Education Loan Funding, Inc. (f/k/a NEBHELP, INC.)	Nebraska	Indirect Subsidiary	100%
13	Nelnet Canada, Inc.	Canada	Indirect Subsidiary	100%
14	Nelnet Business Solutions, Inc. (f/k/a FACTS Management Co.) (dba FACTS Management and infiNET Integrated Solutions)	Nebraska	Indirect Subsidiary	100%
15	Nelnet Academic Services, LLC (f/k/a Nelnet Mentor, LLC)	Nebraska	Direct Subsidiary	100%
16	CUnet, LLC	Delaware	Indirect Subsidiary	100%
17	Peterson’s Nelnet, LLC (formerly NELN Acquisition, LLC)	Nebraska	Indirect Subsidiary	100%
18	M & P Building, LLC	Nebraska	Direct/Indirect	100%
19	First National Life Insurance Company of the USA	Nebraska	Indirect Subsidiary	100%
20	Unilink Data Systems Pty Ltd	Australia	Indirect Subsidiary	100%
21	Nelnet Servicing, LLC	Nebraska	Indirect Subsidiary	100%
22	Nelnet Diversified Solutions, LLC (formerly NLS Holding Company, LLC)	Nebraska	Direct Subsidiary	100%
23	Nelnet Enrollment Solutions, LLC	Nebraska	Indirect Subsidiary	100%
24	Nelnet FFELP Student Loan Warehouse-I, LLC	Delaware	Indirect Subsidiary	100%
25	Merchant Preservation Services, LLC	Nebraska	Indirect Subsidiary	100%
26	Next Gen Web Solutions, LLC	Nebraska	Indirect Subsidiary	50%
27	Whitetail Rock Capital Management, LLC	Nebraska	Direct Subsidiary	90%
28	Municipal Tax Investment, LLC	Nebraska	Direct Subsidiary	100%
29	Globalnet, LLC	Nebraska	Direct Subsidiary	50%
30	Nelnet B2B Services, LLC	Nebraska	Direct/Indirect	100%
31	NHELP-III, LLC	Delaware	Indirect Subsidiary	100%
32	GCO SLIMS Trust-I	Delaware	Indirect Subsidiary	100%
33	GCO Education Loan Funding Trust-I	Delaware	Indirect Subsidiary	100%

34	NHELP-II, LLC	Delaware	Indirect Subsidiary	100%
35	Whitetail Rock Fund Management, LLC	Nebraska	Indirect Subsidiary	100%
36	Nelnet Student Loan Funding II, LLC	Delaware	Indirect Subsidiary	100%
37	Nelnet Student Loan Funding II, Management Corporation	Nebraska	Indirect Subsidiary	100%
38	Municipal Tax Property, LLC	Nebraska	Direct Subsidiary	100%
39	Nelnet UNL Alliance, LLC	Nebraska	Direct Subsidiary	100%
40	Nelnet Captive Insurance Company, Inc.	Delaware	Direct Subsidiary	100%
41	GCO Education Loan Funding Master Trust - II	Delaware	Indirect Subsidiary	100%
42	Nelnet Finance Corp.	Nebraska	Indirect Subsidiary	100%
43	Whitetail Rock Quantitative Strategies I, LP	Delaware	Direct Subsidiary	97.944%
44	Nelnet Fund Strategies, LLC	Delaware	Direct Subsidiary	90%
45	Nelnet Consumer Finance, Inc.	Nebraska	Indirect Subsidiary	100%
46	Class Bundl, LLC	Nebraska	Indirect Subsidiary	100%
47	Total Well Being, LLC	Nebraska	Indirect Subsidiary	100%
48	NBS Sales Co., LLC	Nebraska	Indirect Subsidiary	100%
49	Education Lending Services, Inc.	Delaware	Indirect Subsidiary	100%
50	Education Funding Capital I, LLC	Delaware	Indirect Subsidiary	100%
51	Wilcomp Software, LLC	Texas	Indirect Subsidiary	100%
52	Nelnet Transaction Services, LLC	Nebraska	Indirect Subsidiary	100%
53	NTS - Renweb	Jamaica	Indirect Subsidiary	100%
54	Sparkroom, LLC	Nebraska	Indirect Subsidiary	100%
55	NES Smart, LLC	Nebraska	Indirect Subsidiary	50%

Note: This list does not include Nelnet Student Loan Trusts utilized in asset backed security financings.